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   As filed with the Securities and Exchange Commission on September 23, 1996
                                                       Registration No. 333-1618
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------

                         BIOCRYST PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

                        ---------------------------------

                        DELAWARE                62-1413174
                    (State or other          (I.R.S. Employer
                      jurisdiction        Identification Number)
                  of incorporation or
                     organization)

               2190 PARKWAY LAKE DRIVE, BIRMINGHAM, ALABAMA 35244
                                 (205) 444-4600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        ---------------------------------

                             CHARLES E. BUGG, PH.D.
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         BIOCRYST PHARMACEUTICALS, INC.
                             2190 Parkway Lake Drive
                            Birmingham, Alabama 35244
                                 (205) 444-4600
       (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                        ---------------------------------

                                   COPIES TO:
                           RICHARD R. PLUMRIDGE, ESQ.
                            LUCI STALLER ALTMAN, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                           1301 Avenue of the Americas
                            New York, New York 10019

                        ---------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

                        ---------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


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







               BioCryst Pharmaceuticals, Inc. (the "Company") contemplates an underwritten public offering of up to 2,300,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), registered on Form S-3, Registration Statement No. 333-07183 (the "Offering"). In connection with the Offering, upon the advice of the underwriters for the Offering (the "Underwriters"), the Company, hereby deregisters the 848,333 shares of Common Stock registered on this Registration Statement No. 333-1618, originally filed on February 23, 1996 ("Registration Statement No. 333-1618") effective on the date hereof. The reason for the withdrawal is the Underwriters' belief that an effective Registration Statement No. 333-1618 could jeopardize the success of the Offering as sales of Common Stock under such Registration Statement could negatively impact the market for the Common Stock. The Company hereby confirms that no securities that are registered under Registration Statement No. 333-1618 have been sold to any person.


























































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






                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimate of the expenses to be incurred by the Company in connection with the issuance and distribution of the securities being registered:
                                                                Amount to
                                                                 Be Paid
                                                               -----------

Registration Fee -- SEC . . . . . . . . . . . . . . . . . . . . $ 2,816
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . .  25,000
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . .   5,500
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . .   2,500
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .   1,684
                                                                -------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $37,500
                                                                =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article Eight of the Registrant's Composite Certificate of Incorporation provides for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Selling Stockholders have agreed to indemnify officers, directors and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act under certain circumstances. The Company has liability insurance for its Directors and Officers.

ITEM 16.  EXHIBITS

     The following is a list of Exhibits filed as part of the Registration
Statement:

 4.1 Specimen certificate for shares of the Registrant's Common Stock, incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 33-73868.

 4.2 Provisions of the Composite Certificate of Incorporation and By-Laws of the Registrant defining rights of holders of Common Stock of the Registrant, incorporated herein by reference to Exhibits 3.1 and 3.2 to the Company's Form 10-Q for the second quarter ending June 30, 1995 dated August 11, 1995.

 5.*   Opinion and Consent of Brobeck, Phleger & Harrison LLP.

23.1*  Consent of Ernst & Young LLP, independent public accountants.

23.2* Consent of Brobeck, Phleger & Harrison LLP (included in the opinion filed as Exhibit 5).

24.*   Powers of Attorney.

- -------
*  Previously filed.

ITEM 17.  UNDERTAKINGS

       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Composite Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed









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






in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of deter-mining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.







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






                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on this 24th day of September, 1996.

                              BIOCRYST PHARMACEUTICALS, INC.

                              By:   *
                                  ----------------------------------------------
                              Charles E. Bugg
                              CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 24, 1996:

                SIGNATURE                        TITLE(S)
                ---------                        --------

          *                        Chairman, President, Chief
         ------------------------  Executive Officer and Director
         (Charles E. Bugg)

          *                        Executive Vice President,
         ------------------------  Secretary, Chief Scientific Officer
         (John A. Montgomery)      and Director


          /s/ RONALD E. GRAY       Chief Financial Officer (Principal
         ------------------------ Financial and Accounting Officer) (Ronald E. Gray)

          *                        Director
         ------------------------
         (William W. Featheringill)

          *                        Director
         ------------------------
         (Edwin A. Gee)

          *                        Director
         ------------------------
         (Zola P. Horovitz)

          *                        Director
         ------------------------
         (Lindsay A. Rosenwald)

          *                        Director
         ------------------------
         (Joseph H. Sherrill,
         Jr.)

          *                        Director
         ------------------------
         (William M. Spencer,
         III)
          *                        Director
         ------------------------
         (Randolph C. Steer)

         *By  /s/ RONALD E. GRAY
         ------------------------
         Ronald E. Gray
         ATTORNEY-IN-FACT






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